                                                                    EXHIBIT 12.1


CENTEX CORPORATION
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
TRADITIONAL                                       YEAR ENDED      YEAR ENDED      YEAR ENDED    YEAR ENDED  YEAR ENDED   YEAR ENDED
(Excluding CMO's and Savings and Loan)             03/31/99        03/31/98        03/31/97      03/31/96    03/31/95     03/31/94
                                                  ----------      ---------       ----------    ----------  ----------   ----------
Fixed Charges
--------------------------------------------
(A) Interest Expensed and Capitalized                41,581          33,256           34,062       40,862      33,014        29,683

(B) Amortized Premiums, Discounts and
    capitalized interest related                   included        included         included     included    included      included
    to indebtedness                                   in (A)          in (A)           in (A)       in (A)      in (A)        in (A)

(C) An estimate of the interest within
    rental expense                                   10,457           7,886            8,186        4,331       5,162         4,060

(D) Preference security dividend
    requirements of consolidated
    subsidiaries                                        N/A             N/A              N/A          N/A         N/A           N/A

Add Back:
   Illinois Cement Co. and Texas-Leigh
    Cement Co. interest expenses                         --              --               --           --          --           290
                                                  ---------       ---------        ---------    ---------   ---------     ---------
TOTAL FIXED CHARGES                               $  52,038       $  41,142        $  40,248    $  45,193   $  38,176     $  34,033
                                                  =========       =========        =========    =========   =========     =========

EARNINGS
--------------------------------------------

ADD:
(A) Pre-tax earnings                                373,294         231,634          163,734       87,786     145,788       135,013

Add back: minority interest in
 consolidated subsidiaries                           53,613          43,447           31,690           --          --            --

Adjust for income or loss from equity
 investees
Subtract: Financial Services earnings               (92,309)        (31,371)         (24,410)     (17,155)     (9,399)      (70,985)
Subtract: CDC earnings (add back
 losses)                                               (430)         (3,577)            (925)        (277)        727         1,624
Subtract: CXP earnings                                   --              --               --      (25,628)    (16,577)           --
Adjust for CFMC (earnings) loss                        (203)           (191)            (191)         (15)        (21)          (77)
Adjust for CTX Holding and Texas
 Trust Savings Bank                                      --              --               --           --          --        (2,565)
                                                  ---------       ---------        ---------    ---------   ---------     ---------
                                                    333,965         239,942          169,898       44,711     120,518        63,010

(B) Add back: fixed charges                          52,038          41,142           40,248       45,193      38,176        34,033

(C) Add back: Amortization of
    capitalized interest                                 --              --               --           --          --            --

(D) Add back: distributed income
    of equity investee                                  N/A             N/A              N/A          N/A         N/A           N/A

(E) Your share of pre-tax losses of
    equity investees for which
    charges arising form guarantees
    are included in fixed charges.                       --              --               --           --          --            --
                                                  ---------       ---------        ---------    ---------   ---------     ---------
                                                    386,003         281,084          210,146       89,904     158,694        97,043
SUBTRACT:
(A) Capitalized interest                                 --              --               --           --          --            --

(B) Preference security dividend
    requirements of consolidated
    subsidiaries                                        N/A             N/A              N/A          N/A         N/A           N/A

(C) Minority interest in pre-tax
    income of subsidiaries that
    have not incurred fixed charges                      --              --               --           --          --            --
                                                  ---------       ---------        ---------    ---------   ---------     ---------
TOTAL EARNINGS                                    $ 386,003       $ 281,084        $ 210,146    $  89,904   $ 158,694     $  97,043
                                                  =========       =========        =========    =========   =========     =========

RATIO OF EARNINGS TO FIXED CHARGES                     7.42            6.83             5.22         1.99        4.16          2.85

CENTEX CORPORATION
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
TOTAL COMPANY
(including CMO's and Savings and Loan)                                 YEAR ENDED        YEAR ENDED         YEAR ENDED
                                                                       03/31/1999        03/31/1998         03/31/1997
                                                                    ---------------    ---------------   ----------------

FIXED CHARGES
---------------------------------------------------------------

(A) Interest Expensed and Capitalized                                       118,451             78,128             65,517

(B) Amortized Premiums, Discounts and
    capitalized interest related to indebtedness                    included in (A)    included in (A)    included in (A)

(C) An estimate of the interest within
    rental expense                                                           10,457              7,886              6,182

(D) Preference security dividend requirements
    of consolidated subsidiaries                                                N/A                N/A                N/A

Additional Adjustments:
  External Interest (CMO's)                                                      --                 --                 --
  Amortization of discount and capitalized expense (CMO's)                       --                 --                 --
  Illinois Cement Co. and Texas-Leigh Cement Co.
    Interest expense                                                             --                 --                 --
                                                                    ---------------    ---------------   ----------------
TOTAL FIXED CHARGES                                                 $       128,908    $        86,014   $         71,699
                                                                    ===============    ===============   ================

EARNINGS
-------------------------------------------------------------

ADD:
(A) Pre-tax earnings                                                        373,294            231,834            163,734

Add back: minority interest in consolidated subsidiaries                     53,613             43,447             31,690

Adjust for income or loss from equity investees
Subtract: CDC earnings (add back losses)                                       (430)            (3,577)              (925)
Subtract: CXP earnings                                                           --                 --                 --
                                                                    ---------------    ---------------   ----------------
                                                                            426,477            271,504            194,499

(B) Add back: fixed charges                                                 128,908             86,014             71,699

(C) Add back: Amortization of capitalized interest                               --                 --                 --

(D) Add back: distributed income of equity investee                             N/A                N/A                N/A

(E) Your share of pre-tax losses of equity investees for
    which charges arising from guarantees are included
    in fixed charges.                                                            --                 --                 --
                                                                    ---------------    ---------------   ----------------
                                                                            555,385            357,518            266,198

SUBTRACT
(A) Capitalized Interest                                                         --                 --                 --

(B) Preference security dividend requirements of
    consolidated subsidiaries                                                   N/A                N/A                N/A

(C) Minority interest in pre-tax income of subsidiaries
    that have not incurred fixed charges                                         --                 --                 --
                                                                    ---------------    ---------------   ----------------

NET EARNINGS                                                        $       555,385    $       357,518   $        266,198
                                                                    ===============    ===============   ================

RATIO                                                                          4.31               4.16               3.71

CENTEX CORPORATION
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
TOTAL COMPANY
(including CMO's and Savings and Loan)                                YEAR ENDED         YEAR ENDED        YEAR ENDED
                                                                      03/31/1996         03/31/1995        03/31/1994
                                                                    ---------------    ---------------   ----------------

FIXED CHARGES
---------------------------------------------------------------

(A) Interest Expensed and Capitalized                                        69,724             58,771             68,856

(B) Amortized Premiums, Discounts and
    capitalized interest related to indebtedness                    included in (A)    included in (A)    included in (A)

(C) An estimate of the interest within
    rental expense                                                            4,331              5,162              4,060

(D) Preference security dividend requirements
    of consolidated subsidiaries                                                N/A                N/A                N/A

Additional Adjustments:
  External Interest (CMO's)                                                     973              1,267              2,286
  Amortization of discount and capitalized expense (CMO's)                       86                136                574
  Illinois Cement Co. and Texas-Leigh Cement Co.
    Interest expense                                                             --                 --                290
                                                                    ---------------    ---------------   ----------------
TOTAL FIXED CHARGES                                                 $        75,114    $        65,336   $         76,066
                                                                    ===============    ===============   ================

EARNINGS
-------------------------------------------------------------

ADD:
(A) Pre-tax earnings                                                         87,786            145,788            135,013

Add back: minority interest in consolidated subsidiaries                         --                 --                 --

Adjust for income or loss from equity investees
Subtract: CDC earnings (add back losses)                                       (277)               727              1,624
Subtract: CXP earnings                                                      (25,628)           (16,577)                --
                                                                    ---------------    ---------------   ----------------
                                                                             61,881            129,938            136,637

(B) Add back: fixed charges                                                  75,114             65,336             76,066

(C) Add back: Amortization of capitalized interest                               --                 --                 --

(D) Add back: distributed income of equity investee                             N/A                N/A                N/A

(E) Your share of pre-tax losses of equity investees for
    which charges arising from guarantees are included
    in fixed charges.                                                            --                 --                 --
                                                                    ---------------    ---------------   ----------------
                                                                            136,995            195,274            212,703

SUBTRACT:
(A) Capitalized Interest                                                         --                 --                 --

(B) Preference security dividend requirements of
    consolidated subsidiaries                                                   N/A                N/A                N/A

(C) Minority interest in pre-tax income of subsidiaries
    that have not incurred fixed charges                                         --                 --                 --
                                                                    ---------------    ---------------   ----------------

NET EARNINGS                                                        $       136,995    $       195,274   $        212,703
                                                                    ===============    ===============   ================

RATIO                                                                          1.82               2.99               2.80